Exhibit 99.2
Integrated Electrical Services, Inc. 3rd Quarter Results August 11, 2009 Michael J. Caliel, President & CEO Randy Guba, EVP, CFO Karen Roan, DRG&E

Safe Harbor Certain statements in this release, including statements regarding the restructuring plan and total estimated charges and cost reductions associated with this plan, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. These statements involve risks and uncertainties that could cause the Company's actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future operating results and the Company's ability to generate sales and operating income; potential defaults under credit facility and term loan; cross defaults under surety agreements; potential depression of stock price triggered by the potential sale of controlling interest or the entire company as a result of controlling stockholder's decision to pursue a disposition of its interest in the company; fluctuations in operating results because of downturns in levels of construction; delayed project start dates and project cancellations resulting from adverse credit and capital market conditions that affect the cost and availability of construction financing; delayed payments resulting from financial and credit difficulties affecting customers and owners; inability to collect moneys owed because of the depressed value of projects and the ineffectiveness of liens; inaccurate estimates used in entering into contracts; inaccuracies in estimating revenue and percentage of completion on projects; the high level of competition in the construction industry, both from third parties and former employees; weather related delays; accidents resulting from the physical hazards associated with the Company's work; difficulty in reducing SG&A to match lowered revenues; loss of key personnel; litigation risks and uncertainties; difficulties incorporating new accounting, control and operating procedures and centralization of back office functions; and failure to recognize revenue from work that is yet to be performed on uncompleted contracts and/or from work that has been contracted but not started due to changes in contractual commitments. You should understand that the foregoing, as well as other risk factors discussed in this document and in the Company's annual report on Form 10-K for the year ended September 30, 2008, could cause future outcomes to differ materially from those expressed in such forward- looking statements. The Company undertakes no obligation to publicly update or revise information concerning its restructuring efforts, borrowing availability, or cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this release. Forward-looking statements are provided in this press release pursuant to the safe harbor established under the private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein. General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

Q3 Headlines Q3 gross margin increased to 18.8% from 16.0% SG&A (excluding one-time charges) down 10% Commercial Group - operating income up on lower revenue Residential Group - gross margin increased to 25.4% from 19.0% Industrial Group - revenue and margin pressure from challenging economy Expanding current restructuring program - targeting $85 to $90 million SG&A in FY '10

Q3 '09 Q3 '08 GP 32 34 Revenue 172 214 YTD '09 YTD '08 GP 92 98 Revenue 513 607 Revenue & Gross Profit (dollars in millions) Quarterly Highlights Commercial revenue down from project delays and cancellations Industrial revenue down from lower demand and reduced construction activity Residential revenue down from nationwide weakness in single and multi-family housing Gross margin improvement from: Improved project execution Reduced input prices Quarter Comparison Revenue GP GM% 18.8% 16.0% YTD Comparison Revenue GP GM% 17.9% 16.2%

Q3 '09 Q3 '08 SG&A 26 29 YTD '09 YTD '08 SG&A 82 89 Sales, General & Administrative Expenses (dollars in millions) Quarterly Highlights SG&A % increase from lower revenue SG&A $ decrease from reductions in operating expenses, restructuring and facility consolidation Rev% 15.2% 13.6% Quarter Comparison * Adjusted: Excluding restructuring and one-time charges Rev% 16.0% 14.7% YTD Comparison

Adjusted Net Income & EPS (Diluted - Continuing) YTD '09 YTD '08 GM 3.4 5.1 Profitability Q3 '09 Q3 '08 GM 6.7 6.5 Q3 '09 Q3 '08 GM 6.4 8.3 YTD '09 YTD '08 GM 9.1 12.3 (dollars in millions) * Adjusted: Excluding restructuring and one-time charges Adjusted Operating Income* Net Income & EPS Adjusted EBITDA* EPS 0.19 0.20 0.24 0.33 YTD '09 YTD '08 GM 12.3 20.2 Q3 '09 Q3 '08 GM 2.8 3 Q3 '09 Q3 '08 GM 1.6 2 YTD '09 YTD '08 GM 0.2 1.3 EPS 0.11 0.14 0.02 0.09

Q3 '09 Q3 '08 GP 19 17 Revenue 115 126 YTD '09 YTD '08 GP 54 50 Revenue 332 347 GM% 16.9% 13.8% Commercial Segment (dollars in millions) Quarter Comparison Revenue GP YTD Comparison Revenue GP GM% 16.4% 14.3% Quarterly Highlights Revenue driven by: Delayed project starts and project cancellations Reduced demand for light construction projects Gross margin impacted by: Improved project execution Lower material and fuel prices

YTD '09 YTD '08 GP 10 17 Revenue 64 99 Q3 '09 Q3 '08 GP 3 6 Revenue 20 33 Industrial Segment (dollars in millions) Quarter Comparison Revenue GP GM% 17.2% 19.2% YTD Comparison Revenue GP GM% 15.4% 17.2% Quarterly Highlights Revenue impacted by project delays and reduced construction activity Gross margin driven by mix of work at lower profit margins

YTD '09 YTD '08 GP 28 32 Revenue 117 161 Residential Segment (dollars in millions) Quarter Comparison Q3 '09 Q3 '08 GP 10 11 Revenue 38 55 Revenue GP GM% 25.4% 19.0% YTD Comparison Revenue GP GM% 23.6% 19.6% Quarterly Highlights Revenue impacted by: Ongoing project delays Lower prices Gross margin improvement from: Improved project execution Flexing labor to meet project demand Decrease in input prices

Backlog Q3 '09 Q2 '09 Q4 '08 Q3 '08 Backlog 289 297 337 367 Highlights Improvement in Industrial segment Commercial and Residential segments decline due to: Market pressures Project deferrals Project selectivity (dollars in millions)

Cash & Liquidity Q3 '09 Q2 '09 Q3 '08 Cash 61 52 57 Highlights Increase in cash due to strong collections in the quarter $72 million total liquidity at Q3 '09 (dollars in millions) Cash

Summary Expansion of FY '09 restructuring program Cost reductions in corporate center Consolidation of Commercial and Industrial business segments Continued focus on driving down cost, improving backlog and growing top line Well positioned to navigate challenging market conditions and capitalize on the economic recovery as it occurs